SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:

{X}	Preliminary Information Statement

{ }	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d))

{ }	Definitive Information Statement

BIO-MATRIX SCIENTIFIC GROUP, INC.
(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (Check The Appropriate Box):

{x}	No fee required.

{ }	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
Common Stock
Preferred Stock
	2)	Aggregate number of securities to which transaction applies:

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A in aggregate cash to be received by Registrant (rule 240.0-11(c)(2)).

	4)	Proposed maximum aggregate value of transaction: _______________________

{ }
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:____

	2)	Form, Schedule, or Registration Statement No.:___

	3)	Filing Party:___

	4)	Date Filed:___

BIO-MATRIX SCIENTIFIC GROUP, INC.
4700 SPRING STREET, SUITE 304, LA MESA, CALIFORNIA,

__________, 2012

To Our Stockholders:

This information statement is provided on or about ________, 2012 by Bio-Matrix Scientific Group, Inc., a Delaware corporation (“We”, “Us”, “Our” or the “Company”), to holders of our outstanding shares of common and preferred  stock pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The purpose of this information statement is to inform our stockholders that our board of directors (the “Board”) has recommended and holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have consented in writing to amending the Certificate of Incorporation of the Company as follows:

Striking out Articles Four (4.) thereof and substituting in lieu of said Article the following new Article

"FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Two Billion  (2,000,000,000) shares of Common Studs with a par value of $0.0001 each; and Twenty Million (20,000,000) shares of Preferred Stock with a par value of $0.0001 each, Two Hundred Thousand (200,000) shares of Non Voting Preferred Stock with a par value of $1.00 each Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the corporation of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

The Common Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Common Stock that may be desired. Subject to the limitation on the total number of shares of Common Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Preferred Stock that may be desired. Subject to the limitation on the total number of shares of Preferred Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

The abovementioned amendments will become effective upon filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State. This filing will not occur until after a date which is at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

As of  October 17, 2012  we had 1,000,000,000  shares of common stock, $.0001 par value per share, authorized, of which 323,517,964  were issued and outstanding and  20,000,000 shares of preferred stock, $.0001 par value,  authorized of which  1,925,846  Preferred Shares, 724,222 Series B Preferred Shares and 94,852 Series AA Preferred Shares were issued and outstanding. We also had 200,000 shares of Non Voting Convertible Preferred Stock authorized of which 75,000 were issued and outstanding.  Certain of our stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have executed a written consent in favor of the action described above; therefore no votes of our other stockholders are required to approve the above-referenced action. This information statement is being sent to you for information purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

Very truly yours,
David Koos
President, CEO, Chairman,

The date of this Information Statement is _________, 2012.

STOCKHOLDERS ENTITLED TO VOTE

On October 17, 2012, the Board unanimously approved the proposed actions and recommended that such proposal be submitted for stockholder approval.

The Board has fixed the close of business on October 17, 2012, as the record date for determining the stockholders entitled to notice of the above noted action. Adoption of the proposed action requires the approval of our stockholders holding not less than a majority of the voting power of our issued and outstanding common stock and voting preferred stock. As of October 17, 2012 there were 323,517,964 shares of our common stock were issued and outstanding, 1,925,846 shares of  our Preferred stock were issued and outstanding, 724,222 of our Series B Preferred Shares were issued and outstanding ,  94,852 of our Series AA Preferred Shares were issued . Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of our preferred stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of our Series B preferred stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of our Series AA preferred stock outstanding entitles the holder to 10,000 votes on all matters brought before the stockholders. Our Non Voting Convertible Preferred Stock has no voting rights.

Certain of our stockholders, together having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, have executed a written consent voting in favor of the proposed action.  Because stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have voted in favor of the proposed action, no votes of our other stockholders are required to approve the action described herein. Accordingly, this information statement is being furnished to you solely to provide you with information concerning these matters in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the close of business on October 17, 2012, concerning shares of our common stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

Based on 323,517, 964 shares issued and outstanding as of October 17, 2012.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	12,718,639 (a)	3.93%
Common	Southridge Partners II LLP 90 Grove Street Ridgefield CT	510,204,082(b)	61.2%(b)
Common	All Officers and Directors As a Group(a)	12,718,639 (a)	3.93%

(a)    Includes 4,159,085 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos and 104,160 shares owned AFN Trust for which David Koos serves as Trustee.

(b) Assuming conversion as of October 17, 2012 of  75,000 Non Voting Convertible Preferred Stock of the Company owned by  Southridge Partners II and based on 833,742,046 common shares outstanding including (i) common shares outstanding as of October 17, 2012  (ii) 510,204,082 common shares assumed issued to Southridge Partners II LLP.

The Company is informed that Stephen Hicks possesses voting power and investment power over securities held by Southridge.

The following table sets forth information as of the close of business on October 17, 2012 concerning shares of our preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of preferred stock.

Based on 1,925,846 shares issued and outstanding as of October 17, 2012

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Preferred	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	524,079	27%
Preferred	Copeland Revocable Trust	166,907	9%
Preferred	Ronald Williams	205,714	11%
Preferred	All Officers and Directors As a Group(c)	524,079	27%

(a)
Includes 458,503 Preferred Shares owned by BMXP Holdings Shareholder Business Trust.  David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. (b) Includes 62,056 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos and AFN Trust for which David Koos serves as Trustee.

The following table sets forth information as of the close of business on October 17, 2012 concerning shares of our Series B preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series B preferred stock.

Based on 724,222 shares issued and outstanding as of October 17, 2012.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series B Preferred	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	96,012	13%
Series B Preferred	All Officers and Directors As a Group(c)	96,012	13%

(a)
Includes 9,171 Preferred Shares owned by BMXP Holdings Shareholder Business Trust.  David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. (b) Includes 58,935 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos  and 836 shares owned by  AFN Trust for which David Koos serves as Trustee

The following table sets forth information as of the close of business on October 17, 2012 concerning shares of our Series AA Preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series AA Preferred stock.

Based on 94,852 shares issued and outstanding as of October 17, 2012.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series AA Preferred	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	94,852	100%
Series AA Preferred	All Officers and Directors As a Group(a)	94,852	100%

Based on 75,000 shares issued and outstanding as of October 17, 2012

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
NonVoting Convertible Preferred Shares	Southridge Partners II LLP(1) 90 Grove Street Ridgefield CT	75,000	100%
	All Officers and Directors As a Group (1) Stephen Hicks possesses voting power and investment power over 75,000 NonVoting Convertible Preferred Shares held by Southridge.	0	0%

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTER’S RIGHT OF APPRAISAL

No action will be taken in connection with the proposed action by the Board or the voting stockholders for which Delaware law, our Certificate of Incorporation or our Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

No officer or director has a substantial interest, either directly or indirectly, in the favorable action regarding the resolution.

PURPOSE OF ACTION

On April 26, 2012 the Company executed an Equity Purchase Agreement (the "Purchase Agreement") and Registration Rights Agreement (the "Rights Agreement") with Southridge Partners II, LP, a Delaware limited partnership ("Southridge").

Under the terms of the Purchase Agreement, Southridge will purchase, at the Company's election, up to $20,000,000 of the Company's registered common stock (the "Shares"). During the term of the Purchase Agreement, the Company may at any time deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 91% of the Market Price, as such capitalized term is defined in the Purchase Agreement, on such date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement.
Market Price, as such term is defined in the Purchase Agreement, means the lowest Closing Price, as such term is defined in the Purchase Agreement,  during the Valuation Period, as such term is defined in the Purchase Agreement.

Closing Price is defined in the Purchase Agreement as the closing bid price for the Company’s common stock on the principal market over which the Company’s common shares trade  on a  day on which that principal market is  open for business as reported by Bloomberg Finance L.P.

Valuation Period , as such term is defined in the Purchase Agreement,  means the period of  5 Trading Days immediately following the Clearing Date, as such term is defined in the Purchase Agreement,  associated with the applicable Put Notice during which the Purchase Price of the Shares  is valued.

Clearing Date, as such term is defined in the Purchase Agreement, means the date in which the Estimated Put Shares (as defined in Section 2.2(a) of the Purchase Agreement)  have been deposited into Southridge’s brokerage account and Southridge’s broker has confirmed with Southridge  that Southridge  may execute trades of such Estimated Put Shares.

The definition of Estimated Put Shares in Section 2.2(a) of the Purchase Agreement is that number of Shares equal to the dollar amount  indicated in the Put Notice divided by the Closing Price on the Trading Day immediately preceding the Put Date, multiplied by 125%. Pursuant to the Purchase Agreement, on a Put Date  the Company will be required to the applicable number of  Estimated Put Shares  to Southridge’s brokerage account. At the end of   the Valuation Period the Purchase Price shall be established and the number of  Shares shall be determined for a particular Put.  If the number of Estimated Put Shares initially delivered to Southridge  is greater than the Put Shares purchased by Southridge  pursuant to such Put, then immediately after the Valuation Period Southridge shall deliver to Company any excess Estimated Put Shares associated with such Put. If the number of Estimated Put Shares delivered to Investor is less than the  Shares purchased by Southridge  pursuant to a Put, then immediately after the Valuation Period the Company shall deliver to Southridge the difference between the Estimated Put Shares and the  Shares issuable pursuant to such Put.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Southridge may not execute any short sales of the Company's common stock.

The Purchase Agreement shall terminate (i) on the date on which Southridge shall have purchased Shares pursuant to this Agreement for an aggregate Purchase Price of $20,000,000, or (ii) on the date occurring 24 months from the date on which the Agreement was executed and delivered by the Company and Southridge.

Under the terms of the Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission within 90 days of the date on which the Purchase Agreement was executed and delivered by the Company and Southridge.

The registration statement shall be filed with respect to not less than the maximum allowable number of  Shares  issuable pursuant to a put notice to Southridge  that has been exercised or may be exercised in accordance with the terms and conditions of the Purchase Agreement permissible under Rule 415,  promulgated under the Securities Act of 1933.

The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when Southridge may sell all the Shares under Rule 144 without volume limitations, or (iii) the date Southridge no longer owns any of the Shares.

The Purchase Agreement requires the Company to reserve and keep available until the consummation of such Closing, free of preemptive rights sufficient shares of common stock for the purpose of enabling the Company to satisfy its obligation to issue the Shares.

The Purchase Agreement also requires the Company to issue to Southridge shares of a newly designated preferred stock with a stated value of $50,000 convertible at the option of Southridge into shares of the Company’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding a conversion notice. The Preferred Stock shall have no registration rights. Such securities may not be issued until the Certificate of Incorporation of the Company is amended. The Company also  agreed to pay a fee to Southridge  in the amount of $25,000, payable in cash or Non Voting Convertible Preferred Stock to cover Southridge’s  expenses in connection with the preparation of the Purchase Agreement. On August 23, 2012 the Company issued 75,000 Non Voting Convertible Preferred Shares to Southridge.

The Board has recommended the amendment of the Company’s Certificate of incorporation in order to enable the Company to comply with provisions of the Purchase Agreement requiring the company to reserve a sufficient number of common shares for the purpose of enabling the Company to satisfy its obligation to issue the Shares and issue the agreed upon preferred stock to Southridge.

No assurance may be given that the entire amount of $20,000,000 of  our Shares  which may be put to Southridge pursuant to the Purchase Agreement will be put to Southridge. The ability of the Company to put shares to Southridge pursuant to the terms and conditions of the Purchase Agreement is contingent on  filing and maintaining effective one or more Registration Statements registering the shares to be put to Southridge under the Securities Act of 1933, as amended during the term of the Purchase Agreement. The total number of shares which would be required to be registered at an assumed purchase price of  $0.00189 (equal to 91% of the lowest  closing bid price of our common stock of  $0.0021  for the five  trading days prior to  June13, 2012) is calculated to be 10,582,010,582  common shares, representing 3,200%  of the common shares of the Company outstanding as of October 17, 2012 . Our Certificate of Incorporation, once amended, will  authorize us to issue no more than 2,000,000,000 shares of common stock of which 323,517,964  are issued and outstanding as of  October 17, 2012. Neither of  the Purchase Agreement or the Rights Agreement requires the Company to reserve that number of common shares sufficient to  put the entire amount of the Purchase Agreement to Southridge.  Neither of  the Purchase Agreement or the Rights Agreement requires the Company to maintain that number of common shares authorized  sufficient to  put the entire amount of the Purchase Agreement to Southridge.

The Company feels it is improbable that all $20,000,000 of  our common stock which may be put to Southridge  pursuant to the Purchase Agreement will be put to Southridge.

The Company has also agreed to pay the following to Capital Path Securities LLC (“CPS”) for acting as the Company’s exclusive advisor and placement agent in connection with the Agreement and Rights Agreement:

1. The sum of $3,000 per month for two consecutive months
2. A cash placement fee of 5% of funds received by the Company through the sale of Shares to Southridge as such funds are received by the Company
3. 5,000,000 shares of the Company’s common stock (“Placement Shares”) to be paid to CPS. On April 2, 2012 3,500,000 of the Placement Shares were issued to Christopher Schufeldt  at the order of CPS  and 3,500,000 of the Placement Shares were issued to CPS in satisfaction of this obligation. CPS is an entity controlled by Christopher Schufeldt.

An equity line financing done as a primary offering in which the put price is based on or at a discount to the underlying stock’s market price at the time of the put exercise is an “at the market” offering under Rule 415(a)(4) promulgated under the Securities Act of 1933 and must comply with the requirements of that rule. Further, to register the primary offering, the company must be eligible to register primary offerings on Form S-3 in reliance on General Instruction I.B.1 or General Instruction I.B.6 of such form or on Form F-3 in reliance on General Instruction I.B.1 or General Instruction I.B.5 of such form. In addition, if a company is relying on General Instruction I.B.6 of Form S-3 or on General Instruction I.B.5 of Form F-3, the total amount of securities issuable under the equity line agreement may represent no more than one-third of the company’s public float at the time of execution of the equity line agreement.

As such, the Company may  only register 23,933, 789 Shares (representing 33% of the Company’s public float as of the date of the execution of the Purchase Agreement) in the registration statement required under the Rights Agreement.

About the Offering

Common Shares Offered	23,933, 789
Estimated Offering Price*	$0.00189
Common Shares outstanding prior to Offering**	323,517,964
Common Shares outstanding after Offering**	347,451,753
Percentage of Common Stock Outstanding after Offering represented by Shares registered**	6.8%

*Based on an assumed purchase price of  $0.00189 (equal to 91% of the lowest  closing bid price of our common stock of  $0.0021  for the five  trading days prior to  October 17, 2012)
** Based on 323,517,964 common shares outstanding

Without giving effect to any limitations on purchase imposed by the Purchase Agreement in the event that:

23,933, 789 Shares are sold at $0.00189 (equal to 91% of the lowest closing bid price of our common stock of $0.0021 for the five trading days prior to October 17, 2012)		The Company would receive net proceeds of $42,973*
23,933,789 Shares are sold at $0.00143 (equal to 91% of $0.001575)	Representing a 25% drop in the lowest closing bid price of our common stock of $0.0021 for the five trading days prior to October 17, 2012	The Company would receive net proceeds of $32,588*
23,933,789 Shares are sold at $0.000956 (equal to 91% of $0.00105)	Representing a 50% drop in the lowest closing bid price of our common stock of $0.0021 for the five trading days prior to October 17, 2012	The Company would receive net proceeds of $21,725*
23,933,789 Shares of shares are sold at $0.000478 (equal to 91% of $0.000525)	Representing a 75% drop in the lowest closing bid price of our common stock of $0.0021 for the five trading days prior to October 17, 2012	The Company would receive net proceeds of $10,863*
* The Net Proceeds listed above are presented net of a cash placement fee of 5% of funds received by the Company through the sale of Shares to Southridge as such funds are received by the Company payable to CPS. The Net proceeds listed above are not presented net of $6,000 in fees paid to CPS for acting as the Company’s exclusive advisor and placement agent in connection with the Purchase Agreement and Rights Agreement and the 5,000,000 shares issued to CPS as additional consideration for acting as the Company’s exclusive advisor and placement agent in connection with the Purchase Agreement and Rights Agreement and is thus indicative of actual cash proceeds which may be received by the Company pursuant to the scenarios listed above.

The table below presents Net Proceeds listed  net of that portion of the sum of:

(a)
5% of funds received by the Company through the sale of Shares to Southridge as such funds are received by the Company payable to CPS.
(b)
$6,000 in fees paid to CPS and
(c)
$46,500 in common stock of the Company paid to CPS (5,000,000 Common Shares multiplied by the closing price of the Company’s Common Shares on the OTCQB as of April 2, 2012)

  Up to an amount equal or lesser than the Gross Proceeds  receivable by the Company pursuant to the above illustrative scenarios.

23,933, 789 Shares are sold at $0.00189 (equal to 91% of the lowest closing bid price of our common stock of $0.0021 for the five trading days prior to October 17, 2012)		The Company would receive net proceeds of $0
23,933,789 Shares are sold at $0.00143 (equal to 91% of $0.001575)	Representing a 25% drop in the lowest closing bid price of our common stock of $0.0021 for the five trading days prior to October 17, 2012	The Company would receive net proceeds of $0
23,933,789 Shares are sold at $0.000956 (equal to 91% of $0.00105)	Representing a 50% drop in the lowest closing bid price of our common stock of $0.0021 for the five trading days prior to October 17, 2012	The Company would receive net proceeds of $0
23,933,789 Shares of shares are sold at $0.000478 (equal to 91% of $0.000525)	Representing a 75% drop in the lowest closing bid price of our common stock of $0.00320 for the five trading days prior to June13, 2012	The Company would receive net proceeds of $0

Purchases by Southridge of securities of the Company

On April 23, 2012 , a creditor of the Company sold  to Southridge  rights to the principal amount of $25,000 due to it.

For no additional consideration, the Company agreed to amend the terms of this  principal debt acquired by Southridge to allow conversion into common shares of the Company.

This indebtedness became  convertible at Southridge’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Southridge’s brokerage account and confirmation has been received that Southridge may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares would  be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price(“Reset”). The Company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

On April 25, 2012 the Company issued 6,944,444 common shares in full satisfaction of this  $25,000 in indebtedness.

On May 3, 2012, a creditor of the Company sold  to Southridge  rights to the principal amount of $80,000 due to it.

For no additional consideration, the Company agreed to amend the terms of this  principal debt acquired by Southridge to allow conversion into common shares of the Company.

This indebtedness became  convertible at Southridge’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Southridge’s brokerage account and confirmation has been received that Southridge may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares would  be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price(“Reset”). The Company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

On May 11, 2012 the Company issued   5,769,231 common shares in satisfaction  of  $22,500  of this indebtedness.
On May 30, 2012 the Company issued   9,920,635 common shares in satisfaction  of  $13,750  of this indebtedness
On June 6 , 2012 the Company issued   11,900,000 common shares in satisfaction  of  $17,850  of this indebtedness
On June 8, 2012 the Company issued   2,633,333 common shares in satisfaction  of  $3,950   of this indebtedness
On June 12,2012  the Company issued   7,783,33 3 common shares in satisfaction  of  $11,675  of this indebtedness
On June 19, 2012  the Company issued   3,425,000 common shares in satisfaction  of  $10,275  of this indebtedness.

As of October 20, 2012  no principal balance remains due and payable by the Company on this indebtedness.

On June 1 , 2012 , a creditor of the Company sold  to Southridge  rights to the principal amount of $40,000 due to it.

For no additional consideration, the Company agreed to amend the terms of this  principal debt acquired by Southridge to allow conversion into common shares of the Company.

This indebtedness became  convertible at Southridge’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Southridge’s brokerage account and confirmation has been received that Southridge may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares would  be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price(“Reset”). The Company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

On June 19, 2012 the Company issued   5,333,333  common shares in satisfaction  of  $16,000  of this indebtedness.
On July 2, 2012 the Company issued   6,208,333  common shares in satisfaction  of  $14,900  of this indebtedness
On July 2, 2012 the Company issued   4,892,473  common shares in satisfaction  of  $9,100   of this indebtedness

As of October 20, 2012  no principal balance remains due and payable by the Company on this indebtedness.

On June 7 , 2012 , a creditor of the Company sold  to Southridge  rights to the principal amount of $40,000 due to it.

For no additional consideration, the Company agreed to amend the terms of this  principal debt acquired by Southridge to allow conversion into common shares of the Company.

This indebtedness became  convertible at Southridge’s option at a conversion price per share equal to 60% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the  date in which the conversion shares are deposited into Southridge’s brokerage account and confirmation has been received that Southridge may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares would  be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price(“Reset”). The Company has agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

On July 16,  2012 the Company issued  8,884, 409  common shares in satisfaction  of  $16,525  of this indebtedness.
On July 30, 2012 the Company issued   10,317,460   common shares in satisfaction  of  $13,000  of this indebtedness
On August 15, 2012 the Company issued   6,983,333  common shares in satisfaction  of  $10,475   of this indebtedness

As of October 20, 2012  no principal balance remains due and payable by the Company on this indebtedness.

On May 22, 2012 the company issued to Southridge 3,043, 269 Common Shares as a Reset
On June 25, 2012 the Company issued 1,922,561 Common Shares to Southridge as a Reset.

Common shares of the Company which may be issued pursuant to the Purchase Agreement will be purchased by Southridge  at discounts  to the price of the Company’s common stock.  Southridge may have a financial incentive to sell shares of the Company’s  common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Southridge sells the shares, the price of the Company’s  common stock could decrease.

Common shares of the Company which may be issued pursuant, to  conversion of the Non Voting Convertible Preferred Stock which is intended to be issued by the Company to Southridge pursuant to the Purchase Agreement will be issued to Southridge  at discounts  to the price of the Company’s common stock.  Southridge may have a financial incentive to sell shares of the Company’s  common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Southridge sells the shares, the price of the Company’s  common stock could decrease.

Common shares of the Company which may be issued pursuant to  conversion of any  remaining convertible indebtedness  held by Southridge will be issued to  Southridge  at discounts  to the price of the Company’s common stock. Southridge may have a financial incentive to sell shares of the Company’s  common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Southridge sells the shares, the price of the Company’s  common stock could decrease.

EFFECT ON SHAREHOLDERS

To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. Holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us. The Board is not currently aware of any attempt to take over or acquire us. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the number of shares of common stock authorized for issuance under the Articles is not prompted by any specific effort or takeover threat currently perceived by management.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the Stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the Stockholder wishes to receive a separate copy of the Information Statement. In the event that a Stockholder desires to provide such a notice to the Company such notice may be given verbally by telephoning the Company's offices at (619) 398-3517 or in writing at the Company's offices located at 4700 Spring Street, Suite 203, La Mesa, California 91942.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.  Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.